Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Investor Relations: Gregg Kvochak, (310) 556-8550

Media: Dan Gugler, (310) 226-2645

Korn Ferry International Announces Third Quarter Fiscal 2018 Results of Operations

Highlights

•	Korn Ferry reports record fee revenue of $447.6 million in Q3 FY’18 driven by organic growth in all three lines of business as compared to Q3 FY’17:

Futurestep	29.4%
Executive Search	18.1%
Hay Group	12.7%

•	Operating income was $48.6 million in Q3 FY’18 with an operating margin of 10.9%. Adjusted EBITDA was $70.3 million with Adjusted EBITDA margin of 15.7%.

•	Q3 FY’18 diluted earnings per share was $0.48 compared to diluted earnings per share of $0.42 in Q3 FY’17. Adjusted diluted earnings per share was $0.70 in Q3 FY’18, compared to adjusted diluted earnings per share in Q3 FY’17 of $0.53.

•	The Company continued to return capital to stockholders during the quarter, paying $5.7 million in dividends and repurchasing $3.3 million worth of its outstanding shares.

•	The Company declared a quarterly dividend of $0.10 per share on March 5, 2018 payable on April 13, 2018 to stockholders of record on March 26, 2018.

Los Angeles, CA, March 6, 2018 – Korn/Ferry International (NYSE: KFY), a global organizational consulting firm, today announced fee revenue of $447.6 million for its third quarter of fiscal 2018. In addition, third quarter diluted earnings per share was $0.48 and adjusted diluted earnings per share was $0.70. Adjusted diluted earnings per share for the third quarter excluded $12.7 million, or $0.22 per share, comprised of the impact of the United States Tax Cut and Jobs Act (“Tax Act”) and integration/acquisition costs net of related taxes.

“I am pleased to report 17% year over year growth for our recently completed third quarter, with fee revenue of $448 million and solid profitability, including diluted earnings per share and adjusted diluted earnings per share of $0.48 and $0.70 and adjusted EBITDA of approximately $70 million,” said Gary D. Burnison, CEO of Korn Ferry. “Today Korn Ferry is truly a global organizational consulting firm. We help companies design their organization – the structure, the roles and responsibilities, as well as how they compensate, develop and motivate their people. As importantly, we help organizations select and hire the talent they need to execute their strategy. I’m pleased with the trajectory of our firm and our continued momentum as we enable people and organizations to exceed their potential.”

Selected Financial Results

(dollars in millions, except per share amounts) (a)

	Third Quarter		Year to Date
	FY’18	FY’17	FY’18	FY’17
Fee revenue	$447.6	$381.9	$1,291.9	$1,159.5
Total revenue	$460.8	$394.2	$1,331.2	$1,202.1
Operating income	$48.6	$30.5	$140.6	$81.6
Operating margin	10.9%	8.0%	10.9%	7.0%
Net income attributable to Korn Ferry	$27.2	$23.9	$92.6	$57.3
Basic earnings per share	$0.49	$0.42	$1.65	$1.01
Diluted earnings per share	$0.48	$0.42	$1.63	$1.00

EBITDA Results (b):	Third Quarter		Year to Date
	FY’18	FY’17	FY’18	FY’17
EBITDA	$68.6	$46.6	$192.5	$124.4
EBITDA margin	15.3%	12.2%	14.9%	10.7%

Adjusted Results (c):	Third Quarter		Year to Date
	FY’18	FY’17	FY’18	FY’17
Adjusted fee revenue	$447.6	$381.9	$1,291.9	$1,163.0
Adjusted EBITDA (b)	$70.3	$55.3	$199.3	$174.9
Adjusted EBITDA margin (b)	15.7%	14.5%	15.4%	15.0%
Adjusted net income attributable to Korn Ferry	$39.9	$30.1	$108.9	$93.7
Adjusted basic earnings per share	$0.71	$0.53	$1.94	$1.65
Adjusted diluted earnings per share	$0.70	$0.53	$1.92	$1.63

(a)	Numbers may not total due to rounding.
(b)	EBITDA refers to earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA further adjusts EBITDA to exclude restructuring charges, net and integration/acquisition costs and includes the FY’17 deferred revenue adjustment related to the acquisition of HG (Luxembourg) S.à.r.l (“Legacy Hay”). EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).
(c)	Adjusted results are non-GAAP financial measures that adjust for the following, as applicable (see attached reconciliations):

	Third Quarter		Year to Date
	FY’18	FY’17	FY’18	FY’17
Income tax impact due to the enactment of the Tax Act	$11.3	$—	$11.3	$—
Integration/acquisition costs	$1.7	$4.8	$6.7	$18.7
Restructuring charges, net	$—	$3.8	$0.1	$28.3
Deferred revenue adjustment related to the Legacy Hay acquisition	$—	$—	$—	$3.5
Write-off of debt issuance costs	$—	$—	$—	$1.0

The Company reported record fee revenue in Q3 FY’18 of $447.6 million, an increase of $65.7 million or 17.2% (an increase of $49.9 million or 13.1% on a constant currency basis) compared to Q3 FY’17. The organic growth was driven by all three lines of business:

Futurestep	29.4%
Executive Search	18.1%
Hay Group	12.7%

Fee revenue growth in the quarter was partially offset by increased compensation and benefits as well as general and administrative expenses resulting in operating income and Adjusted EBITDA growing 59.3% and 27.1%, respectively, as compared to Q3 FY’17 and diluted earnings per share and Adjusted diluted earnings per share growing 14.3% and 32.1%, respectively, as compared to Q3 FY’17.

Results by Segment

Selected Executive Search Data

(dollars in millions) (a)

	Third Quarter		Year to Date
	FY’18	FY’17	FY’18	FY’17
Fee revenue	$180.4	$152.8	$518.4	$455.4
Total revenue	$185.5	$157.1	$531.9	$469.2
Operating income	$34.3	$29.3	$102.4	$93.7
Operating margin	19.0%	19.2%	19.7%	20.6%
Ending number of consultants	536	507	536	507
Average number of consultants	537	504	527	498
Engagements billed	3,671	3,328	7,709	7,113
New engagements (b)	1,564	1,453	4,735	4,424

EBITDA Results (c):	Third Quarter		Year to Date
	FY’18	FY’17	FY’18	FY’17
EBITDA	$37.2	$31.4	$110.0	$99.2
EBITDA margin	20.6%	20.5%	21.2%	21.8%

Adjusted Results (d):	Third Quarter		Year to Date
	FY’18	FY’17	FY’18	FY’17
Adjusted EBITDA (c)	$37.2	$32.6	$110.3	$103.2
Adjusted EBITDA margin (c)	20.6%	21.3%	21.3%	22.7%

(a)	Numbers may not total due to rounding.
(b)	Represents new engagements opened in the respective period.
(c)	EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).
(d)	Adjusted results are non-GAAP financial measures that exclude the following (see attached reconciliations):

	Third Quarter		Year to Date
	FY’18	FY’17	FY’18	FY’17
Restructuring charges, net	$—	$1.2	$3	$4.0

Fee revenue was $180.4 million in Q3 FY’18, an increase of $27.6 million or 18.1% (an increase of $22.0 million or 14.4% on a constant currency basis) compared to Q3 FY’17. The overall increase in fee revenue was attributable to higher fee revenue in the North American, EMEA and APAC regions.

Operating income was $34.3 million in Q3 FY’18 compared to $29.3 million in Q3 FY’17. Operating margin was 19.0% in Q3 FY’18 compared to 19.2% in the year-ago quarter. The increase in operating income was due to higher fee revenue, offset by an increase in compensation and benefits expense driven by 6.4% increase in headcount and performance related bonus expense.

Adjusted EBITDA was $37.2 million in Q3 FY’18 with an Adjusted EBITDA margin of 20.6% compared to $32.6 million and 21.3%, respectively, in the year-ago quarter.

Selected Hay Group Data

(dollars in millions) (a)

	Third Quarter		Year to Date
	FY’18	FY’17	FY’18	FY’17
Fee revenue	$198.1	$175.7	$577.5	$539.1
Total revenue	$202.0	$179.0	$589.1	$552.8
Operating income	$27.1	$16.0	$72.5	$31.2
Operating margin	13.7%	9.1%	12.6%	5.8%
Ending number of consultants (b)	590	559	590	559
Staff utilization (c)	64%	62%	65%	66%

EBITDA Results (d):	Third Quarter		Year to Date
	FY’18	FY’17	FY’18	FY’17
EBITDA	$35.3	$24.2	$97.1	$55.6
EBITDA margin	17.8%	13.8%	16.8%	10.3%

Adjusted Results (e):	Third Quarter		Year to Date
	FY’18	FY’17	FY’18	FY’17
Adjusted fee revenue	$198.1	$175.7	$577.5	$542.6
Adjusted EBITDA (d)	$36.9	$30.1	$103.3	$95.2
Adjusted EBITDA margin (d)	18.6%	17.1%	17.9%	17.5%

(a)	Numbers may not total due to rounding.
(b)	Represents number of employees originating consulting services.
(c)	Calculated by dividing the number of hours our full-time Hay Group professional staff record to engagements during the period, by the total available working hours during the same period.
(d)	EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).
(e)	Adjusted results are non-GAAP financial measures that adjust for the following, as applicable (see attached reconciliations):

	Third Quarter				Year to Date
	FY’18		FY’17		FY’18	FY’17
Integration/acquisition costs		$1.6		$3.4	$6.5	$12.0
Restructuring (recoveries) charges, net		$—		$2.5	$(0.2)	$24.0
Deferred revenue adjustment related to the Legacy Hay acquisition	$		$		$—	$3.5

Fee revenue was $198.1 million in Q3 FY’18 compared to $175.7 million in Q3 FY’17, an increase of $22.4 million or 12.7% (an increase of $14.6 million or 8.3% on a constant currency basis) compared to Q3 FY’17. The higher fee revenue was primarily driven by a $15.6 million increase in consulting services with the remaining increase of $6.8 million was generated by the products business.

Operating income was $27.1 million in Q3 FY’18 with an operating margin of 13.7% in the current quarter compared to $16.0 million and 9.1%, respectively, in the year-ago quarter. The change in operating income was primarily due to higher fee revenue compared to the year-ago quarter, offset by increases in compensation and benefits expense driven by an increase in average consultant headcount in Q3 FY’18 compared to Q3 FY’17 and an increase in performance related bonus expense.

Adjusted EBITDA was $36.9 million in Q3 FY’18 with an Adjusted EBITDA margin of 18.6% compared to $30.1 million and 17.1%, respectively, in the year-ago quarter.

Selected Futurestep Data

(dollars in millions) (a)

	Third Quarter		Year to Date
	FY’18	FY’17	FY’18	FY’17
Fee revenue	$69.1	$53.4	$196.0	$165.0
Total revenue	$73.3	$58.1	$210.2	$180.0
Operating income	$10.1	$6.5	$27.7	$21.8
Operating margin	14.6%	12.3%	14.1%	13.2%
Engagements billed (b)	1,284	1,096	2,677	2,206
New engagements (c)	730	539	2,173	1,617

EBITDA Results (d):	Third Quarter		Year to Date
	FY’18	FY’17	FY’18	FY’17
EBITDA	$10.8	$7.3	$30.0	$23.9
EBITDA margin	15.6%	13.7%	15.3%	14.5%

EBITDA Results (e):	Third Quarter		Year to Date
	FY’18	FY’17	FY’18	FY’17
Adjusted EBITDA (d)	$10.8	$7.4	$30.0	$24.0
Adjusted EBITDA margin (d)	15.6%	13.9%	15.3%	14.6%

(a)	Numbers may not total due to rounding.
(b)	Represents search engagements billed.
(c)	Represents new search engagements opened in the respective period.
(d)	EBITDA and EBITDA margin are non-GAAP financial measures (see attached reconciliations).
(e)	Adjusted results are non-GAAP financial measures that exclude the following (see attached reconciliations):

	Third Quarter		Year to Date
	FY’18	FY’17	FY’18	FY’17
Restructuring charges, net	$—	$0.1	$—	$0.1

Fee revenue was $69.1 million in Q3 FY’18, an increase of $15.7 million or 29.4% (a $13.3 million or 24.9% increase on a constant currency basis), compared to the year-ago quarter. The higher fee revenue was primarily driven by an increase in recruitment process outsourcing and professional search of $9.9 million and $6.0 million, respectively, in Q3 FY’18 compared to Q3 FY’17.

Operating income was $10.1 million in Q3 FY’18, an increase of $3.6 million compared to Q3 FY’17 operating income of $6.5 million. Operating margin was 14.6% in the current quarter compared to 12.3% in the year-ago quarter. The change in operating income was primarily due to higher fee revenue compared to the year-ago quarter, offset by increases in compensation and benefits expense driven by a 31.5% increase in headcount associated with increased recruitment process outsourcing engagements and higher performance related bonus expense.

Adjusted EBITDA was $10.8 million during Q3 FY’18, an increase of $3.4 million compared to Q3 FY’17. Adjusted EBITDA margin was 15.6% in Q3 FY’18 compared to 13.9% in the year-ago quarter.

Outlook

Assuming worldwide economic conditions, financial markets and foreign exchange rates remain steady on a consolidated basis:

•	Q4 FY’18 fee revenue is expected to be in the range of $448 million and $462 million; and

•	Q4 FY’18 diluted earnings per share is likely to range between $0.66 to $0.70.

On a consolidated adjusted basis:

•	Q4 FY’18 adjusted diluted earnings per share is expected to be in the range from $0.69 to $0.73.

	Q4 FY’18 Earnings Per Share Outlook (1)
	Low	High
Consolidated diluted earnings per share	$0.66	$0.70
Retention bonuses	0.04	0.04
Tax rate impact	(0.01)	(0.01)

Consolidated adjusted diluted earnings per share	$0.69	$0.73

(1)	Consolidated adjusted diluted earnings per share is a non-GAAP financial measure that excludes the items listed in the table.

Earnings Conference Call Webcast

The earnings conference call will be held today at 4:30 PM (EST) and hosted by CEO Gary Burnison, CFO Robert Rozek and SVP Finance Gregg Kvochak. The conference call will be webcast and available online at ir.kornferry.com. We will also post to this section of our website earnings slides, which will accompany our webcast, and other important information, and encourage you to review the information that we make available on our website.

About Korn Ferry

Korn Ferry is a global organizational consulting firm. We help companies design their organization – the structure, the roles and responsibilities, as well as how they compensate, develop and motivate their people. As importantly, we help organizations select and hire the talent they need to execute their strategy. Our approximately 7,000 colleagues serve clients in more than 50 countries. Visit kornferry.com for more information.

Forward-Looking Statements

Statements in this press release and our conference call that relate to future results and events (“forward-looking statements”) are based on Korn Ferry’s current expectations. These statements, which include words such as “believes”, “expects” or “likely”, include references to our outlook. Readers are cautioned not to place undue reliance on such statements. Actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties that are beyond the control of Korn Ferry. The potential risks and uncertainties include those relating to competition, changes in demand for our services as a result of automation, the dependence on attracting and retaining qualified and experienced consultants, maintain relationships with customers and suppliers and retain key employees, maintaining our brand name and professional reputation, potential legal liability and regulatory developments, the portability of client relationships, global and local political or economic developments in or affecting countries where we have operations, currency fluctuations in our international operations, risks related to growth, alignment of our cost structure, restrictions imposed by off-limits agreements, reliance on information processing systems, cyber security vulnerabilities, changes to data security, data privacy and data protection laws, limited protection of our intellectual property, our ability to enhance and develop new technology, our ability to develop new products and services, the utilization and billing rates of our consultants, our ability to successfully recover from a disaster or other business continuity problems, changes in our accounting estimates/assumptions, tax accounting effects of the Tax Act, impairment of goodwill and other intangible assets, deferred tax assets that we may not be able to use, seasonality, risks related to the integration of recently acquired businesses and employment liability risk. For a detailed description of risks and uncertainties that could cause differences, please refer to Korn Ferry’s periodic filings with the Securities and Exchange Commission. Korn Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

This press release contains financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). In particular, it includes:

•	adjusted net income attributable to Korn/Ferry International, adjusted to exclude the tax impact associated with the Tax Act, restructuring (recoveries) charges, net, integration/acquisition costs and write-off of debt issuance costs and to include the deferred revenue adjustment related to the Legacy Hay acquisition, net of income tax effect;

•	adjusted basic and diluted earnings per share, adjusted to exclude the tax impact associated with the Tax Act, restructuring (recoveries) charges, net, integration/acquisition costs and write-off of debt issuance costs and to include the deferred revenue adjustment related to the Legacy Hay acquisition, net of income tax effect; and in the case of the outlook section, also adjusted for tax rate impact;

•	constant currency (calculated using a quarterly average) amounts that represent the outcome that would have resulted had exchange rates in the reported period been the same as those in effect in the comparable prior year period;

•	EBITDA, or earnings before interest, taxes, depreciation and amortization and EBITDA margin;

•	Adjusted EBITDA, which is EBITDA further adjusted to exclude restructuring (recoveries) charges, net and integration/acquisition costs and to include the deferred revenue adjustment related to the Legacy Hay acquisition and Adjusted EBITDA margin; and

•	adjusted fee revenue, which includes revenue that Hay Group would have realized over the ensuing year after acquisition if not for business combination accounting that requires a company to record the acquisition balance sheet at fair value and write-off deferred revenue where no future services are required to be performed to earn that revenue.

This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Management believes the presentation of non-GAAP financial measures in this press release provides meaningful supplemental information regarding Korn Ferry’s performance by excluding certain charges and other items that may not be indicative of Korn Ferry’s ongoing operating results. These non-GAAP financial measures are performance measures and are not indicative of the liquidity of Korn Ferry. These charges represent 1) the tax impact associated with the Tax Act, 2) costs we incurred to acquire and integrate the Legacy Hay acquisition, 3) charges we incurred to restructure the combined company due to the acquisition of Legacy Hay, 4) debt issuance costs written-off upon replacement of our credit facility and 5) revenue that Hay Group would have realized if not for business combination accounting that requires a company to record the acquisition balance sheet at fair value and write-off deferred revenue where no future services are required to be performed to earn that revenue. As such, reported fee revenue can make fee revenue and operating results appear to fluctuate more than they would if business combination accounting did not require deferred revenue to be written off. Adjusted fee revenue is not a measure that substitutes an individually tailored revenue recognition or measurement method for those of GAAP, rather, it is an adjustment for a short period of time that will provide better comparability in the current and future periods. Management believes the presentation of adjusted fee revenue assists management in its evaluation of ongoing operations and provides useful information to investors because it allows investors to make more meaningful period-to-period comparisons of the Company’s operating results, to better identify operating trends that may otherwise be distorted by write-offs required under business combination accounting and to perform related trend analysis, and provides a higher degree of transparency of information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making. Management no longer has adjusted fee revenue after Q1 FY’17. The use of non-GAAP financial measures facilitates comparisons to Korn Ferry’s historical performance. Korn Ferry includes non-GAAP financial measures because management believes they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making. Management further believes that EBITDA is useful to investors because it is frequently used by investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes and capitalized asset values, all of which can vary substantially from company to company. In the case of constant currency amounts, management believes the presentation of such information provides useful supplemental information regarding Korn Ferry’s performance as excluding the impact of exchange rate changes on Korn Ferry’s financial performance allows investors to make more meaningful period-to-period comparisons of the Company’s operating results, to better identify operating trends that may otherwise be masked or distorted by exchange rate changes and to perform related trend analysis, and provides a higher degree of transparency of information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making.

[Tables attached]

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended January 31		Nine Months Ended January 31
	2018	2017	2018	2017
	(unaudited)
Fee revenue	$447,581	$381,918	$1,291,853	$1,159,456
Reimbursed out-of-pocket engagement expenses	13,189	12,277	39,302	42,626

Total revenue	460,770	394,195	1,331,155	1,202,082

Compensation and benefits	310,751	262,438	885,748	796,014
General and administrative expenses	58,516	56,818	175,380	166,294
Reimbursed expenses	13,189	12,277	39,302	42,626
Cost of services	17,467	16,545	53,163	52,251
Depreciation and amortization	12,225	11,774	36,881	34,970
Restructuring charges, net	-	3,801	78	28,321

Total operating expenses	412,148	363,653	1,190,552	1,120,476

Operating income	48,622	30,542	140,603	81,606
Other income, net	7,689	4,200	14,847	7,580
Interest expense, net	(2,665)	(2,402)	(7,904)	(8,199)

Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	53,646	32,340	147,546	80,987
Equity in earnings of unconsolidated subsidiaries	97	113	187	221
Income tax provision	26,316	8,075	54,145	21,706

Net income	27,427	24,378	93,588	59,502
Net income attributable to noncontrolling interest	(180)	(481)	(969)	(2,245)

Net income attributable to Korn/Ferry International	$27,247	$23,897	$92,619	$57,257

Earnings per common share attributable to Korn/Ferry International:
Basic	$0.49	$0.42	$1.65	$1.01

Diluted	$0.48	$0.42	$1.63	$1.00

Weighted-average common shares outstanding:
Basic	55,252	56,173	55,479	56,325

Diluted	55,997	56,702	56,236	56,917

Cash dividends declared per share:	$0.10	$0.10	$0.30	$0.30

KORN FERRY AND SUBSIDIARIES

FINANCIAL SUMMARY BY SEGMENT

(in thousands)

(unaudited)

	Three Months Ended January 31,				Nine Months Ended January 31,
	2018		2017	% Change	2018		2017	% Change
Fee Revenue:
Executive search:
North America	$102,716		$84,827	21.1%	$296,093		$259,361	14.2%
EMEA	46,782		39,147	19.5%	128,249		109,296	17.3%
Asia Pacific	24,493		21,012	16.6%	71,983		60,108	19.8%
Latin America	6,425		7,835	(18.0%)	22,048		26,645	(17.3%)

Total executive search	180,416		152,821	18.1%	518,373		455,410	13.8%
Hay Group	198,056		175,662	12.7%	577,462		539,086	7.1%
Futurestep	69,109		53,435	29.3%	196,018		164,960	18.8%

Total fee revenue	447,581		381,918	17.2%	1,291,853		1,159,456	11.4%
Reimbursed out-of-pocket engagement expenses	13,189		12,277	7.4%	39,302		42,626	(7.8%)

Total revenue	$460,770		$394,195	16.9%	$1,331,155		$1,202,082	10.7%

Operating Income (Loss):		Margin		Margin		Margin		Margin
Executive search:
North America	$21,313	20.7%	$17,718	20.9%	$66,253	22.4%	$60,458	23.3%
EMEA	7,329	15.7%	8,175	20.9%	20,349	15.9%	21,049	19.3%
Asia Pacific	5,289	21.6%	2,086	9.9%	12,811	17.8%	6,216	10.3%
Latin America	408	6.4%	1,352	17.3%	2,961	13.4%	5,966	22.4%

Total executive search	34,339	19.0%	29,331	19.2%	102,374	19.7%	93,689	20.6%
Hay Group	27,079	13.7%	15,988	9.1%	72,532	12.6%	31,188	5.8%
Futurestep	10,056	14.6%	6,549	12.3%	27,702	14.1%	21,849	13.2%
Corporate	(22,852)		(21,326)		(62,005)		(65,120)

Total operating income	$48,622	10.9%	$30,542	8.0%	$140,603	10.9%	$81,606	7.0%

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	January 31 2018	April 30, 2017
	(unaudited)
ASSETS
Cash and cash equivalents	$389,990	$410,882
Marketable securities	14,807	4,363
Receivables due from clients, net of allowance for doubtful accounts of $17,990 and $15,455 at January 31, 2018 and April 30, 2017, respectively	397,845	345,314
Income taxes and other receivables	25,985	31,573
Prepaid expenses and other assets	63,409	51,542

Total current assets	892,036	843,674

Marketable securities, non-current	124,196	115,574
Property and equipment, net	116,767	109,567
Cash surrender value of company owned life insurance policies, net of loans	118,248	113,067
Deferred income taxes	23,222	20,175
Goodwill	586,561	576,865
Intangible assets, net	206,733	217,319
Investments and other assets	98,769	66,657

Total assets	$2,166,532	$2,062,898

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$28,359	$37,481
Income taxes payable	17,128	4,526
Compensation and benefits payable	234,411	248,354
Term loan	23,192	19,754
Other accrued liabilities	163,784	148,464

Total current liabilities	466,874	458,579

Deferred compensation and other retirement plans	233,595	219,905
Term loan, non-current	217,969	236,222
Deferred tax liabilities	7,619	7,014
Other liabilities	59,581	54,130

Total liabilities	985,638	975,850

Stockholders’ equity
Common stock: $0.01 par value, 150,000 shares authorized, 71,606 and 70,811 shares issued and 56,518 and 56,938 shares outstanding at January 31, 2018 and April 30, 2017, respectively	679,277	692,527
Retained earnings	537,353	461,976
Accumulated other comprehensive loss, net	(38,671)	(71,064)

Total Korn/Ferry International stockholders’ equity	1,177,959	1,083,439
Noncontrolling interest	2,935	3,609

Total stockholders’ equity	1,180,894	1,087,048

Total liabilities and stockholders’ equity	$2,166,532	$2,062,898

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in thousands, except per share amounts)

	Three Months Ended January 31		Nine Months Ended January 31
	2018	2017	2018	2017
	(unaudited)
Fee revenue	$447,581	$381,918	$1,291,853	$1,159,456
Deferred revenue adjustment due to acquisition (1)	-	-	-	3,535

Adjusted fee revenue	$447,581	$381,918	$1,291,853	$1,162,991

Operating income	$48,622	$30,542	$140,603	$81,606
Depreciation and amortization	12,225	11,774	36,881	34,970
Other income, net	7,689	4,200	14,847	7,580
Equity in earnings of unconsolidated subsidiaries, net	97	113	187	221

EBITDA	68,633	46,629	192,518	124,377
Deferred revenue adjustment due to acquisition (1)	-	-	-	3,535
Restructuring charges, net (2)	-	3,801	78	28,321
Integration/acquisition costs (3)	1,673	4,830	6,654	18,677

Adjusted EBITDA	$70,306	$55,260	$199,250	$174,910

Operating margin	10.9%	8.0%	10.9%	7.0%
Depreciation and amortization	2.7%	3.1%	2.9%	3.0%
Other income, net	1.7%	1.1%	1.1%	0.7%
Equity in earnings of unconsolidated subsidiaries, net	-	-	-	-

EBITDA margin	15.3%	12.2%	14.9%	10.7%
Deferred revenue adjustment due to acquisition (1)	-	-	-	0.3%
Restructuring charges, net (2)	-	1.0%	-	2.4%
Integration/acquisition costs (3)	0.4%	1.3%	0.5%	1.6%

Adjusted EBITDA margin	15.7%	14.5%	15.4%	15.0%

Net income attributable to Korn/Ferry International	$27,247	$23,897	$92,619	$57,257
Deferred revenue adjustment due to acquisition (1)	-	-	-	3,535
Restructuring charges, net (2)	-	3,801	78	28,321
Integration/acquisition costs (3)	1,673	4,830	6,654	18,677
Write-off of debt issuance costs (4)	-	-	-	954
Tax effect on the above items (5)	(368)	(2,440)	(1,773)	(15,074)
Tax effect of Tax Act (6)	11,345	-	11,345	-

Adjusted net income attributable to Korn/Ferry International	$39,897	$30,088	$108,923	$93,670

Basic earnings per common share	$0.49	$0.42	$1.65	$1.01
Deferred revenue adjustment due to acquisition (1)	-	-	-	0.06
Restructuring charges, net (2)	-	0.07	-	0.50
Integration/acquisition costs (3)	0.03	0.08	0.12	0.33
Write-off of debt issuance costs (4)	-	-	-	0.02
Tax effect on the above items (5)	(0.01)	(0.04)	(0.03)	(0.27)
Tax effect of Tax Act (6)	0.20	-	0.20	-

Adjusted basic earnings per share	$0.71	$0.53	$1.94	$1.65

Diluted earnings per common share	$0.48	$0.42	$1.63	$1.00
Deferred revenue adjustment due to acquisition (1)	-	-	-	0.06
Restructuring charges, net (2)	-	0.07	-	0.49
Integration/acquisition costs (3)	0.03	0.08	0.12	0.33
Write-off of debt issuance costs (4)	-	-	-	0.02
Tax effect on the above items (5)	(0.01)	(0.04)	(0.03)	(0.27)
Tax effect of Tax Act (6)	0.20	-	0.20	-

Adjusted diluted earnings per share	$0.70	$0.53	$1.92	$1.63

Explanation of Non-GAAP Adjustments

(1)	This represents the deferred revenue recorded on the opening balance sheet of Hay Group, required by fair value accounting. The adjustment is included in the Hay Group segment for the nine months ended January 31, 2017. Management no longer has adjusted fee revenue after Q1 FY’17.
(2)	Restructuring plan implemented in order to rationalize our cost structure by eliminating redundant positions and consolidating office space due to the acquisition of Legacy Hay on December 1, 2015.
(3)	Costs associated with completing the acquisition of Legacy Hay, such as legal and professional fees, and the on-going integration expenses to combine the companies.
(4)	Write-off of debt issuance costs as a result of replacing our prior Credit Agreement with a new senior secured Credit Agreement.
(5)	Tax effect on deferred revenue adjustment associated with the acquisition of Legacy Hay, restructuring charges, net, integration/acquisition costs and write-off of debt issuance cost.
(6)	The tax impact due to the Tax Act.

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF NET INCOME AND OPERATING INCOME (GAAP) TO

EBITDA AND ADJUSTED EBITDA (NON-GAAP)

(in thousands)

(unaudited)

	Three Months Ended January 31, 2018
	Executive Search
	North America	EMEA	Asia Pacific	Latin America	Subtotal	Hay Group	Futurestep	Corporate	Consolidated
Fee revenue	$102,716	$46,782	$24,493	$6,425	$180,416	$198,056	$69,109	$—	$447,581
Total revenue	$106,332	$47,763	$24,942	$6,456	$185,493	$201,961	$73,316	$—	$460,770
Net income attributable to Korn/Ferry International									$27,247
Net income attributable to noncontrolling interest									180
Other income, net									(7,689)
Interest expense, net									2,665
Equity in earnings of unconsolidated subsidiaries, net									(97)
Income tax provision									26,316

Operating income (loss)	$21,313	$7,329	$5,289	$408	$34,339	$27,079	$10,056	$(22,852)	48,622
Depreciation and amortization	990	458	361	113	1,922	7,882	733	1,688	12,225
Other income, net	585	37	185	40	847	370	2	6,470	7,689
Equity in earnings of unconsolidated subsidiaries, net	97	—	—	—	97	—	—	—	97

EBITDA	22,985	7,824	5,835	561	37,205	35,331	10,791	(14,694)	68,633

EBITDA margin	22.4%	16.7%	23.8%	8.7%	20.6%	17.8%	15.6%		15.3%
Integration/acquisition costs	—	—	—	—	—	1,593	—	80	1,673

Adjusted EBITDA	$22,985	$7,824	$5,835	$561	$37,205	$36,924	$10,791	$(14,614	$70,306

Adjusted EBITDA margin	22.4%	16.7%	23.8%	8.7%	20.6%	18.6%	15.6%		15.7%

	Three Months Ended January 31, 2017
	Executive Search
	North America	EMEA	Asia Pacific	Latin America	Subtotal	Hay Group	Futurestep	Corporate	Consolidated
Fee revenue	$84,827	$39,147	$21,012	$7,835	$152,821	$175,662	$53,435	$—	$381,918
Total revenue	$87,975	$39,965	$21,336	$7,856	$157,132	$178,962	$58,101	$—	$394,195
Net income attributable to Korn/Ferry International									$23,897
Net income attributable to noncontrolling interest									481
Other income, net									(4,200)
Interest expense, net									2,402
Equity in earnings of unconsolidated subsidiaries, net									(113)
Income tax provision									8,075

Operating income (loss)	$17,718	$8,175	$2,086	$1,352	$29,331	$15,988	$6,549	$(21,326)	30,542
Depreciation and amortization	996	226	268	(21)	1,469	8,061	789	1,455	11,774
Other income (loss), net	316	19	60	61	456	122	(2)	3,624	4,200
Equity in earnings of unconsolidated subsidiaries, net	113	—	—	—	113	—	—	—	113

EBITDA	19,143	8,420	2,414	1,392	31,369	24,171	7,336	(16,247)	46,629

EBITDA margin	22.6%	21.5%	11.5%	17.8%	20.5%	13.8%	13.7%		12.2%
Restructuring charges, net	—	—	893	309	1,202	2,519	80	—	3,801
Integration/acquisition costs	—	—	—	—	—	3,364	—	1,466	4,830

Adjusted EBITDA	$19,143	$8,420	$3,307	$1,701	$32,571	$30,054	$7,416	$(14,781)	$55,260

Adjusted EBITDA margin	22.6%	21.5%	15.7%	21.7%	21.3%	17.1%	13.9%		14.5%

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF NET INCOME AND OPERATING INCOME (GAAP) TO

EBITDA AND ADJUSTED EBITDA (NON-GAAP)

(in thousands)

(unaudited)

	Nine Months Ended January 31, 2018
	Executive Search
	North America	EMEA	Asia Pacific	Latin America	Subtotal	Hay Group	Futurestep	Corporate	Consolidated
Fee revenue	$296,093	$128,249	$71,983	$22,048	$518,373	$577,462	$196,018	$—	$1,291,853
Total revenue	$305,866	$130,894	$73,009	$22,114	$531,883	$589,093	$210,179	$—	$1,331,155
Net income attributable to Korn/Ferry International									$92,619
Net income attributable to noncontrolling interest									969
Other income, net									(14,847)
Interest expense, net									7,904
Equity in earnings of unconsolidated subsidiaries, net									(187)
Income tax provision									54,145

Operating income (loss)	$66,253	$20,349	$12,811	$2,961	$102,374	$72,532	$27,702	$(62,005)	140,603
Depreciation and amortization	2,923	1,345	1,052	331	5,651	24,110	2,313	4,807	36,881
Other income, net	1,157	136	384	99	1,776	459	10	12,602	14,847
Equity in earnings of unconsolidated subsidiaries, net	187	—	—	—	187	—	—	—	187

EBITDA	70,520	21,830	14,247	3,391	109,988	97,101	30,025	(44,596)	192,518

EBITDA margin	23.8%	17.0%	19.8%	15.4%	21.2%	16.8%	15.3%		14.9%

Restructuring charges (recoveries), net	—	—	313	—	313	(241)	6	—	78
Integration/acquisition costs	—	—	—	—	—	6,455	—	199	6,654

Adjusted EBITDA	$70,520	$21,830	$14,560	$3,391	$110,301	$103,315	$30,031	$(44,397)	$199,250

Adjusted EBITDA margin	23.8%	17.0%	20.2%	15.4%	21.3%	17.9%	15.3%		15.4%

	Nine Months Ended January 31, 2017
	Executive Search
	North America	EMEA	Asia Pacific	Latin America	Subtotal	Hay Group	Futurestep	Corporate	Consolidated
Fee revenue	$259,361	$109,296	$60,108	$26,645	$455,410	$539,086	$164,960	$—	$1,159,456
Deferred revenue adjustment due to acquisition	—	—	—	—	—	3,535	—	—	3,535

Adjusted fee revenue	$259,361	$109,296	$60,108	$26,645	$455,410	$542,621	$164,960	$—	$1,162,991

Total revenue	$269,302	$111,721	$61,445	$26,766	$469,234	$552,822	$180,026	$—	$1,202,082
Net income attributable to Korn/Ferry International									$57,257
Net income attributable to noncontrolling interest									2,245
Other income, net									(7,580)
Interest expense, net									8,199
Equity in earnings of unconsolidated subsidiaries, net									(221)
Income tax provision									21,706

Operating income (loss)	$60,458	$21,049	$6,216	$5,966	$93,689	$31,188	$21,849	$(65,120)	81,606
Depreciation and amortization	2,816	666	757	267	4,506	24,102	2,081	4,281	34,970
Other income (loss), net	512	(37)	171	158	804	346	(4)	6,434	7,580
Equity in earnings of unconsolidated subsidiaries, net	221	—	—	—	221	—	—	—	221

EBITDA	64,007	21,678	7,144	6,391	99,220	55,636	23,926	(54,405)	124,377

EBITDA margin	24.7%	19.8%	11.9%	24.0%	21.8%	10.3%	14.5%		10.7%
Restructuring charges, net	1,706	128	1,515	669	4,018	24,007	80	216	28,321
Integration/acquisition costs	—	—	—	—	—	11,993	—	6,684	18,677
Deferred revenue adjustment due to acquisition	—	—	—	—	—	3,535	—	—	3,535

Adjusted EBITDA	$65,713	$21,806	$8,659	$7,060	$103,238	$95,171	$24,006	$(47,505)	$174,910

Adjusted EBITDA margin	25.3%	20.0%	14.4%	26.5%	22.7%	17.5%	14.6%		15.0%